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                                                                   EXHIBIT 10.42

                             MODIFICATION AGREEMENT

       THIS MODIFICATION AGREEMENT, dated as of December 1, 1999, by and among STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), JONNIE R. WILLIAMS ("Mr. Williams"), and PAUL L. PERITO, ESQUIRE ("Executive").

Recitals

       A. The Company, Mr. Williams and Executive are parties to that certain Star Scientific, Inc. Executive Employment Agreement, dated as of April 27, 1999 (The "Employment Agreement"), pursuant to which Executive was employed by the Company as General Counsel, Executive Vice President and Secretary of the Company. Certain of the Company's obligations to Executive are secured by the terms of that certain Pledge Agreement, dated as of April 27, 1999 (the "Pledge Agreement"), from Mr. Williams in favor of Executive.

       B. The Company has elected Executive as President and Chief Operating Officer of the Company, and Executive has accepted such offices, subject to and in accordance with the terms set forth in this Modification Agreement, on or about November 20, 1999 (pursuant to a vote at a duly constituted meeting of the Board of Directors of the Company), to commence duties on or before December 1, 1999.

Agreement

       NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements of the parties hereunder, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1. Employment Agreement. The Employment Agreement is modified and amended as follows:

              a.     Section 1.a. is deleted and replaced with the following:

                            a.     Position. The Company hereby employs
                     Executive, and Executive hereby accepts employment with the Company, as President and Chief Operating Officer of the Company.

              b.     Section 1.b. is deleted and replaced with the following:

                            b. Duties. Executive agrees to devote his best efforts, and shall have primary responsibility within the Company, to oversee and manage (i) development and management of the intellectual property, including all matters relating to science and technology related to the Company's business and all related research and development, (ii) legal affairs of the Company, including all matters concerning the Company's corporate governance and structure, securities laws and other regulatory compliance, employment laws compliance and counseling, contract negotiation and dispute resolution, and litigation involving the Company,


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                     (iii) financial affairs of the Company, (iv) government
                     relations and lobbying concerning the Company's business and affairs, (v) public and investor relations concerning the Company's business and affairs, and (vi) such other duties, including management and oversight functions, consistent with the foregoing, assigned to him by the Board of Directors of the Company (the "Board of Directors"). Executive shall perform his duties in a trustworthy, businesslike and loyal manner.

                     c. Section 1.g. is modified by replacing the phrase "seventy percent (70%)" with "ninety percent (90%)" and by replacing the phrase "thirty percent (30%)" with "ten percent (10%)", in the first sentence of Section 1.g.

                     d. Section 1.h. is modified by replacing the phrase "thirty percent (30%)" with "ten percent (10%)" everywhere such phrase is found in Section 1.h.

                     e. Section 1.i is modified by replacing the phrase "June 15, 20002" with "December 1, 2002."

                     f. Section 2.a. is modified by replacing the phrase "Six Hundred Thousand Dollars ($600,000)" with "One Million Two Hundred Thousand Dollars ($1,200,000)."

                     g. Except as expressly modified above in Sections 1.a.-1.f., all of the terms of the Employment Agreement are hereby ratified and confirmed and remain in full force and effect.

              2. Pledge Agreement. Mr. Williams hereby ratifies and confirms the terms of the Pledge Agreement which is hereby ratified and confirmed and remains in full force and effect.

              3. Governing Law. This Agreement shall in all respects be construed according to the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

              4. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

              5. Signatures. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signatures as if it were the original.


                         [Signatures on following page.]


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                              COMPANY:

                                              STAR SCIENTIFIC, INC.


                                              By:_________________________[SEAL]
                                                 Jonnie R. Williams
                                                 Chief Executive Officer


                                              Mr. Williams:


                                              ____________________________[SEAL]
                                              Jonnie R. Williams


                                              EXECUTIVE


                                              ____________________________[SEAL]
                                              Paul L. Perito